Exhibit 95
MINE SAFETY DISCLOSURES
The following table shows, for each of our U.S. mines that is subject to the Federal Mine Safety and Health Act of 1977 (“MSHA”), the information required by Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 104 of Regulation S-K. Section references are to sections of MSHA.

	Potash Mine	Florida Phosphate Rock Mines
Three Months Ended June 30, 2026	Carlsbad, New Mexico*	Four Corners	South Fort Meade	Wingate	South Pasture
Section 104 citations for violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a mine safety or health hazard (#)	—	1	—	—	—
Section 104(b) orders (#)	—	—	—	—	—
Section 104(d) citations and orders (#)	—	—	—	—	—
Section 110(b)(2) violations (#)	—	—	—	—	—
Section 107(a) orders (#)	—	—	—	—	—
Proposed assessments under MSHA (whole dollars)	$235,900	$8,040	$—	$—	$—
Mining-related fatalities (#)	—	—	—	—	—
Section 104(e) notice	No	No	No	No	No
Notice of the potential for a pattern of violations under Section 104(e)	No	No	No	No	No
Legal actions before the Federal Mine Safety and Health Review Commission (“FMSHRC”) initiated (#)	—	—	—	—	—
Legal actions before the FMSHRC resolved (#)	—	—	—	—	—
Legal actions pending before the FMSHRC, end of period:
Contests of citations and orders referenced in Subpart B of 29 CFR Part 2700 (#)	—	—	—	—	—
Contests of proposed penalties referenced in Subpart C of 29 CFR Part 2700 (#)	1	—	—	—	—
Complaints for compensation referenced in Subpart D of 29 CFR Part 2700 (#)	—	—	—	—	—
Complaints of discharge, discrimination or interference referenced in Subpart E of 29 CFR Part 2700 (#)	—	—	—	—	—
Applications for temporary relief referenced in Subpart F of 29 CFR Part 2700 (#)	—	—	—	—	—
Appeals of judges’ decisions or orders referenced in Subpart H of 29 CFR Part 2700 (#)	—	—	—	—	—
Total pending legal actions (#)	1	—	—	—	—

*The outstanding shares of Mosaic Potash Carlsbad Inc., the owner of the Carlsbad, New Mexico Potash facility, were sold to International Minerals Carlsbad, LLC on April 30, 2026. Mine safety information for the Carlsbad, New Mexico Potash Facility is therefore reported only through April 30, 2026. The assessment listed here and the pending legal action remained with Mosaic Potash Carlsbad Inc. under its new ownership following the sale.